UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2018

Novan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4105 Hopson Road, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

(919) 485-8080

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01.	Changes in Registrant’s Certifying Accountant.
(A)

On April 13, 2018, Novan, Inc. (the “Company”) notified PricewaterhouseCoopers LLP, or PwC, that it had dismissed PwC as the Company’s independent registered public accounting firm. The Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) approved, and the Board concurred with, this on April 12, 2018.

PwC’s report on the Company’s annual financial statements for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles; provided, however, that the report for the fiscal year ended December 31, 2017 included an explanatory paragraph that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2017 and December 31, 2016, and in the subsequent interim period through April 13, 2018, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report prepared by PwC. Further, there have been no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company furnished a copy of the above disclosures to PwC and requested that PwC provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. PwC responded with a letter dated April 18, 2018, stating its agreement with such statements, a copy of which is filed herewith as Exhibit 16.1.

(B)

After conducting a process to determine the audit firm that would serve as the independent registered public accounting firm for the Company for the year ending December 31, 2018, on April 12, 2018, the Audit Committee approved, and the Board concurred with, the engagement of BDO USA, LLP (“BDO”), as the Company’s independent registered public accounting firm, effective April 13, 2018, subject to completion of BDO’s standard client acceptance procedures. On April 18, 2018, BDO completed its procedures and accepted appointment as the Company’s independent registered public accounting firm.

Neither the Company, nor anyone on its behalf, has consulted BDO regarding the application of accounting principles related to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the SEC dated April 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: April 18, 2018	By:	/s/ Jeff N. Hunter

Jeff N. Hunter Chief Business Officer